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                                                                    Exhibit 99.2

                                AMENDMENT NO. 1
                                      TO
                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.
                             2000 STOCK OPTION PLAN
                             ----------------------



     Pursuant to a resolution duly adopted by the Board of Directors of Lernout & Hauspie Speech Products N.V., a Belgian corporation (the "Corporation") on August 2, 2000, the Corporation hereby adopts the following Amendment to the Lernout & Hauspie Speech Products N.V. 2000 Stock Option Plan (the "2000 Plan"), effective as of August 2, 2000:

     1. Section V, of the 2000 Plan is amended by replacing the first sentence of the second paragraph of Section V in its entirety, so that the first sentence reads in its entirety as follows:

          "The number of shares of Common Stock that may be the subject of awards under this SOP shall not exceed an aggregate of 5,000,000 shares."

     Executed effective as of the date set forth above.

                         LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.


                         By:    /s/ Gaston Bastiaens
                                ---------------------------------------------
                                Name:  Gaston Bastiaens
                                Title:  President and Chief Executive Officer